Spark Energy, Inc. Reports Second Quarter 2017 Financial Results

HOUSTON, August 3, 2017 (GLOBE NEWSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the second quarter ended June 30, 2017.
Key Highlights

•	Produced a record $20.0 million in Adjusted EBITDA, $43.1 million in Retail Gross Margin, and $4.7 million in Net Income for the second quarter

•	Total RCE count increased 2% to a record 826,000 as of June 30, 2017

•	Held overall attrition to 4.1% for the second quarter

•	Closed on a new $120 million credit facility with added flexibility for acquisition strategy

•	Announced the closing of the Verde Energy acquisition effective July 1, adding 145,000 RCEs

“Spark achieved its strongest second quarter performance in company history as the successful execution of our strategy to drive net customer growth across markets and channels allowed us to overcome the challenges of a milder-than-expected spring across our service area,” said Nathan Kroeker, Spark Energy’s President and Chief Executive Officer. “During the quarter we remained focused on adding high quality customers, as well as customer retention through our refined pricing approach, product selection and outstanding customer service.
"We also closed on the acquisition of Verde Energy on July 1, our tenth acquisition since our IPO. Verde's 100% renewable energy brand and unique sales channels will supplement our existing platform for achieving continued organic growth. With the closing of Verde, Spark now serves well over nine hundred thousand RCEs in 94 utilities across 19 states and we remain well-positioned to aggressively pursue future growth opportunities that will provide sustained value to our shareholders."
Summary Second Quarter 2017 Financial Results
For the quarter ended June 30, 2017, Spark reported Adjusted EBITDA of $20.0 million compared to Adjusted EBITDA of $15.7 million for the quarter ended June 30, 2016. This increase of $4.3 million is primarily attributable to increased volumes from the Provider acquisition and lower per-RCE general and administrative expenses.
For the quarter ended June 30, 2017, Spark reported Retail Gross Margin of $43.1 million compared to Retail Gross Margin of $38.8 million for the quarter ended June 30, 2016. This increase of $4.3 million is primarily attributable to the increased volumes of retail electricity following the Provider acquisition.
Net income for the quarter ended June 30, 2017 was $4.7 million compared to net income of $19.0 million for the quarter ended June 30, 2016, primarily due to non-cash losses on Spark's hedge portfolio of $(5.7) million in the second quarter, compared to non-cash gains of $14.3 million in the prior year.
Strategic Update
During the quarter, Spark closed on a new $120.0 million credit facility, which replaced the previous credit facility that was scheduled to expire on July 7, 2017. The current facility matures in May 2019.

Effective July 1, Spark acquired Verde Energy ("Verde"), which operates in eight states selling 100% renewable electric and carbon-neutral gas products. Spark paid $65.0 million, consisting of $45.0 million of cash at closing and a $20.0 million sellers' note, plus $20.8 million for working capital. There is an additional earnout that is subject to Verde's ability to achieve defined performance metrics. The Company believes Verde's sales channels and strong brand will assist in its continued organic growth strategy.

Liquidity and Capital Resources

($ in thousands)	June 30, 2017
Cash and cash equivalents	$13,126
Senior Credit Facility Availability	2,293
Subordinated Debt Availability	10,000
Total Liquidity	$25,419
Dividend
Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on September 14, 2017 and $0.546875 per share of Series A Preferred Stock payable on October 16, 2017.
2017 Financial Guidance
Spark is maintaining 2017 Adjusted EBITDA guidance in the range of $110.0 million to $120.0 million.
Conference Call and Webcast
Spark will host a conference call to discuss second quarter 2017 results on Friday, August 4, 2017 at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events.cfm. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the

Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “guidance,” “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “projects,” or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices,

•	extreme and unpredictable weather conditions,

•	the sufficiency of risk management and hedging policies,

•	customer concentration,

•
federal, state and local regulation, including the industry’s ability to prevail on its challenge to the New York Public Service Commission’s order enacting new regulations that sought to impose significant new restrictions on retail energy providers operating in New York,

•	key license retention,

•	increased regulatory scrutiny and compliance costs,

•	our ability to borrow funds and access credit markets,

•	restrictions in our debt agreements and collateral requirements,

•	credit risk with respect to suppliers and customers,

•	level of indebtedness,

•	changes in costs to acquire customers,

•	actual customer attrition rates,

•	actual bad debt expense in non-POR markets,

•	actual results of the companies we acquire,

•	accuracy of billing systems,

•	ability to successfully navigate entry into new markets,

•	whether our majority shareholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us,

•	ability to successfully and efficiently integrate acquisitions into our operations,

•	ability to achieve expected future results attributable to acquisitions,

•	changes in the assumptions we used to estimate our 2017 Adjusted EBITDA, including weather and customer acquisition costs,

•	competition, and

•	the “Risk Factors” in our Form 10-K for the year ended December 31, 2016, and in our quarterly reports, other public filings and press releases.

You should review the Risk Factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. The Adjusted EBITDA guidance for 2017 is an estimate as of August 3, 2017. This estimate is based on assumptions believed to be reasonable as of that date. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2017 AND DECEMBER 31, 2016
(in thousands)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$13,126	$18,960
Restricted cash	919	—
Accounts receivable, net of allowance for doubtful accounts of $2.1 million and $2.3 million as of June 30, 2017 and December 31, 2016, respectively	95,690	112,491
Accounts receivable—affiliates	3,883	2,624
Inventory	3,442	3,752
Fair value of derivative assets	835	8,344
Customer acquisition costs, net	18,377	18,834
Customer relationships, net	13,225	12,113
Prepaid assets	1,466	1,361
Deposits	6,374	7,329
Deposit - Verde consideration	65,785	—
Other current assets	9,203	12,175
Total current assets	232,325	197,983
Property and equipment, net	3,993	4,706
Fair value of derivative assets	122	3,083
Customer acquisition costs, net	7,880	6,134
Customer relationships, net	20,218	21,410
Deferred tax assets	54,105	55,047
Goodwill	80,947	79,147
Other assets	9,123	8,658
Total assets	$408,713	$376,168
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$49,341	$52,309
Accounts payable—affiliates	4,089	3,775
Accrued liabilities	21,749	36,619
Fair value of derivative liabilities	6,947	680
Current portion of Senior Credit Facility	7,500	51,287
Current payable pursuant to tax receivable agreement—affiliates	1,454	—
Current contingent consideration for acquisitions	5,856	11,827
Current portion of note payable	—	15,501
Convertible subordinated notes to affiliates	—	6,582
Other current liabilities	1,024	5,476
Total current liabilities	97,960	184,056
Long-term liabilities:
Fair value of derivative liabilities	3,711	68
Payable pursuant to tax receivable agreement—affiliates	48,432	49,886
Long-term portion of Senior Credit Facility	76,500	—
Subordinated debt—affiliate	15,000	5,000
Deferred tax liability	—	938
Contingent consideration for acquisitions	3,986	10,826
Other long-term liabilities	1,330	1,658
Total liabilities	$246,919	$252,432
Commitments and contingencies (Note 13)
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 1,610,000 shares issued and outstanding at June 30, 2017 and zero shares issued and outstanding at December 31, 2016	39,111	—
Stockholders' equity:
Common Stock (1) :
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 13,235,082 issued, and 13,175,356 outstanding at June 30, 2017 and 12,993,118 issued and outstanding at December 31, 2016	132	65
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 21,485,126 issued and outstanding at June 30, 2017 and 20,449,484 issued and outstanding at December 31, 2016	216	103

Additional paid-in capital	35,277	25,413
Accumulated other comprehensive (income)/loss	(17)	11
Retained earnings	2,132	4,711
Treasury stock, at cost, 59,726 shares at June 30, 2017 and zero shares at December 31, 2016	(1,285)	—
Total stockholders' equity	36,455	30,303
Non-controlling interest in Spark HoldCo, LLC	86,228	93,433
Total equity	122,683	123,736
Total liabilities, Series A Preferred Stock and stockholders' equity	$408,713	$376,168

(1)	Outstanding shares of common stock reflect the two-for-one stock split, which took effect on June 16, 2017. See Note 4 "Equity" in our 10-Q for further discussion.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016 (2)	2017 (1)	2016 (2)
Revenues:
Retail revenues	$151,604	$110,058	$348,104	$220,077
Net asset optimization (expense)/revenues (3)	(168)	(677)	(361)	(150)
Total Revenues	151,436	109,381	347,743	219,927
Operating Expenses:
Retail cost of revenues (4)	114,637	56,963	260,398	125,763
General and administrative (5)	19,346	19,799	43,839	37,179
Depreciation and amortization	9,656	8,253	18,926	15,042
Total Operating Expenses	143,639	85,015	323,163	177,984
Operating income	7,797	24,366	24,580	41,943
Other (expense)/income:
Interest expense	(2,452)	(832)	(5,897)	(1,585)
Interest and other income	(265)	195	(66)	100
Total other expenses	(2,717)	(637)	(5,963)	(1,485)
Income before income tax expense	5,080	23,729	18,617	40,458
Income tax expense	409	4,735	2,814	5,723
Net income	$4,671	$18,994	$15,803	$34,735
Less: Net income attributable to non-controlling interests	3,592	16,653	12,454	28,221
Net income attributable to Spark Energy, Inc. stockholders	$1,079	$2,341	$3,349	$6,514
Less: Accumulated dividend on Series A preferred stock	991	—	1,174	—
Net income attributable to stockholders of Class A common stock	$88	$2,341	$2,175	$6,514
Other comprehensive loss, net of tax:
Currency translation loss	$(26)	$(61)	$(75)	$(61)
Other comprehensive loss	(26)	(61)	(75)	(61)
Comprehensive income	$4,645	$18,933	$15,728	$34,674
Less: Comprehensive income attributable to non-controlling interests	3,576	16,620	12,407	28,188
Comprehensive income attributable to Spark Energy, Inc. stockholders	$1,069	$2,313	$3,321	$6,486

(1)
Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017. See Notes 2 and 3 "Basis of Presentation and Summary of Significant Accounting Policies" and "Acquisitions" for further discussion.

(2)
Financial information has been recast to include results attributable to the acquisition of the Major Energy Companies by an affiliate on April 15, 2016. See Note 2 and 3 "Basis of Presentation and Summary of Significant Accounting Policies" and "Acquisitions" for further discussion.

(3)
Net asset optimization revenues (expenses) includes asset optimization revenues—affiliates of $0 and $41 for the three months ended June 30, 2017 and 2016, respectively, and asset optimization revenues—affiliates cost of revenues of $0 and $376 for the three months ended June 30, 2017 and 2016, respectively, and asset optimization revenues—affiliates of $0 and $154 for the six months ended June 30, 2017 and 2016, respectively, and asset optimization revenue—affiliates cost of revenues of $0 and $1,633 for the six months ended June 30, 2017 and 2016, respectively.

(4)
Retail cost of revenues includes retail cost of revenues—affiliates of $0 and less than $100 for the three months ended June 30, 2017 and 2016, respectively, and $0 and less than $100 for the six months ended June 30, 2017 and 2016, respectively.

(5)
General and administrative includes general and administrative expense—affiliates of $6,100 and $4,000 for the three months ended June 30, 2017 and 2016, respectively, and $13,400 and $8,400 for the six months ended June 30, 2017 and 2016, respectively.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2017
(in thousands)
(unaudited)

	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Treasury Stock	Class A Common Stock	Class B Common Stock	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity	Non-controlling Interest	Total Equity
Balance at December 31, 2016	6,497	10,225	—	$65	$103	—	$11	$25,413	$4,711	$30,303	$93,433	$123,736
Stock based compensation	—	—	—	—	—	—	—	1,195	—	1,195	—	1,195
Restricted stock unit vesting	121	—	—	1	—	—	—	1,053	—	1,054	—	1,054
Consolidated net income	—	—	—	—	—	—	—	—	3,349	3,349	12,454	15,803
Foreign currency translation adjustment for equity method investee	—	—	—	—	—	—	(28)	—	—	(28)	(47)	(75)
Distributions paid to non-controlling unit holders	—	—	—	—	—	—	—	—	—	—	(19,822)	(19,822)
Net contribution by NG&E	—	—	—	—	—	—	—	—	—	—	210	210
Dividends paid to Class A common stockholders	—	—	—	—	—	—	—	—	(4,754)	(4,754)	—	(4,754)
Dividends to Preferred Stock	—	—	—	—	—	—	—	—	(1,174)	(1,174)	—	(1,174)
Conversion of Convertible Subordinated Notes to Class B Common Stock	—	518	—	—	5	—	—	7,790	—	7,795	—	7,795
Treasury Shares	—	—	(60)	—	—	(1,285)	—	—	—	$(1,285)	—	(1,285)
Stock Split	6,617	10,742	—	66	108	—	—	(174)	—	—	—	—
Balance at June 30, 2017	13,235	21,485	(60)	$132	$216	(1,285)	$(17)	$35,277	$2,132	$36,455	$86,228	$122,683

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2017 (1)	2016 (2)
Cash flows from operating activities:
Net income	$15,803	$34,735
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	18,411	17,474
Deferred income taxes	3	2,597
Stock based compensation	2,905	2,442
Amortization of deferred financing costs	531	235
Excess tax benefit related to restricted stock vesting	179	—
Change in Fair Value of Earnout liabilities	(2,568)	1,000
Accretion on fair value of Major Earnout and Provider Earnout liabilities	2,660	—
Bad debt expense	919	462
Loss (gain) on derivatives, net	31,473	(3,496)
Current period cash settlements on derivatives, net	(11,828)	(15,829)
Accretion of discount to convertible subordinated notes to affiliate	1,004	71
Other	224	51
Changes in assets and liabilities:
Decrease in accounts receivable	18,072	21,001
(Increase) decrease in accounts receivable—affiliates	(1,925)	831
Decrease in inventory	310	1,704
Increase in customer acquisition costs	(12,074)	(5,356)
Decrease in prepaid and other current assets	5,394	2,306
(Increase) decrease in other assets	(788)	536
Decrease in accounts payable and accrued liabilities	(18,422)	(9,248)
Increase (decrease) in accounts payable—affiliates	313	(291)
Decrease in other current liabilities	(2,862)	(414)
Decrease in other non-current liabilities	(328)	(1,612)
Net cash provided by operating activities	47,406	49,199
Cash flows from investing activities:
Purchases of property and equipment	(371)	(1,449)
Payment of the Major Energy Companies Earnout	(7,403)	—
Payment of the Provider Companies Earnout and Installment Note	(7,353)	—
Acquisitions	(9,353)	—
Deposit for Verde Acquisition	(65,785)	—
Contribution to equity method investment in eRex Spark	—	(413)
Net cash used in investing activities	(90,265)	(1,862)
Cash flows from financing activities:
Proceeds from issuance of Series A Preferred Stock, net of issuance costs paid	37,937	—
Borrowings on notes payable	121,000	—
Payments on notes payable	(93,789)	(25,152)
Proceeds from disgorgement of stockholders short-swing profits	666	580
Restricted stock vesting	(2,009)	(909)
Excess tax benefit related to restricted stock vesting	—	141
Payment of dividends to Class A common stockholders	(4,754)	(3,657)
Payment of distributions to non-controlling unitholders	(19,822)	(9,967)
Purchase of Treasury Stock	(1,285)	—
Net cash provided by (used in) financing activities	37,944	(38,964)
(Decrease) increase in Cash and cash equivalents and Restricted cash	(4,915)	8,373
Cash and cash equivalents and Restricted cash—beginning of period	18,960	4,474
Cash and cash equivalents and Restricted cash—end of period	$14,045	$12,847
Supplemental Disclosure of Cash Flow Information:

Non-cash items:
Property and equipment purchase accrual	$50	$22
Liability due to tax receivable agreement	$0	$27,462)
Tax benefit from tax receivable agreement	$0	$31,490
Cash paid during the period for:
Interest	$1,395	$944
Taxes	$7,232	$1,892
(1) Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017. See Notes 2 and 3 "Basis of Presentation and Summary of Significant Accounting Policies" and "Acquisitions," respectively, for further discussion.
(2) Financial information has been recast to include results attributable to the acquisition of the Major Energy Companies by an affiliate on April 15, 2016. See Notes 2 and 3 "Basis of Presentation and Summary of Significant Accounting Policies" and "Acquisitions," respectively, for further discussion.

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND SIX MONTHS ENDED June 30, 2017 AND 2016
(in thousands, except per unit operating data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except volume and per unit operating data)
Retail Natural Gas Segment
Total Revenues	$19,528	$21,986	$82,141	$70,599
Retail Cost of Revenues	12,558	7,246	49,475	29,746
Less: Net Asset Optimization (Expenses) Revenues	(168)	(677)	(361)	(150)
Less: Net Gains on non-trading derivatives, net of cash settlements	(1,148)	4,228	(3,088)	5,658
Retail Gross Margin — Gas	$8,286	$11,189	$36,115	$35,345
Volumes — Gas (MMBtus)	2,629,087	3,006,025	10,848,366	9,118,456
Retail Gross Margin — Gas per MMBtu	$3.15	$3.72	$3.33	$3.88
Retail Electricity Segment
Total Revenues	$131,908	$87,395	$265,602	$149,328
Retail Cost of Revenues	102,079	49,717	210,923	96,017
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	(5,034)	10,047	(16,955)	10,274
Retail Gross Margin — Electricity	$34,863	$27,631	$71,634	$43,037
Volumes — Electricity (MWhs)	1,379,051	879,814	2,764,165	1,466,491
Retail Gross Margin — Electricity per MWh	$25.28	$31.41	$25.92	$29.35

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

•
Reconciliation of Spark’s estimate of Adjusted EBITDA for the year ended December 31, 2017 to the relevant GAAP line items is not being provided as Spark is not providing 2017 guidance for net income (loss), net cash provided by operating activities, or the reconciling items between these GAAP financial measures and Adjusted EBITDA. Spark does not provide guidance for such items because it is not possible to forecast the future non-cash impacts of net gains and losses on derivative instruments and non-cash compensation expense attributable to grants of equity under our Long Term Incentive Plan. Additionally, it is not possible to forecast our provision for income taxes due to the potential for change in our non-controlling interests’ ownership percentage, given the nature of our Up-C structure. Accordingly, a reconciliation to net income (loss) or net cash provided by operating activities is not available without unreasonable effort.
Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income	$4,671	$18,994	$15,803	$34,735
Depreciation and amortization	9,656	8,253	18,926	15,042
Interest expense	2,452	832	5,897	1,585
Income tax expense	409	4,735	2,814	5,723
EBITDA	17,188	32,814	43,440	57,085
Less:
Net, (losses) gains on derivative instruments	(9,677)	13,245	(31,473)	3,496
Net, Cash settlements on derivative instruments	3,996	1,024	11,351	12,296
Customer acquisition costs	4,384	4,670	12,074	6,975
Plus:
Non-cash compensation expense	1,538	1,824	2,905	2,442
Adjusted EBITDA	$20,023	$15,699	$54,393	$36,760

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$23,031	$23,697	$47,406	$49,199
Amortization of deferred financing costs	(283)	(118)	(531)	(235)
Allowance for doubtful accounts and bad debt expense	(563)	445	(919)	(462)
Interest expense	2,452	832	5,897	1,585
Income tax expense	409	4,735	2,814	5,723
Changes in operating working capital
Accounts receivable, prepaids, current assets	(19,159)	(20,531)	(21,541)	(24,138)
Inventory	3,012	1,780	(310)	(1,704)
Accounts payable and accrued liabilities	7,423	4,148	18,109	9,539
Other	3,701	711	3,468	(2,747)
Adjusted EBITDA	$20,023	$15,699	$54,393	$36,760
Cash Flow Data:
Cash flows provided by operating activities	$23,031	$23,697	$47,406	$49,199
Cash flows used in investing activities	(80,652)	(1,029)	(90,265)	(1,862)
Cash flows provided by (used in) financing activities	46,741	(12,770)	37,944	(38,964)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Reconciliation of Retail Gross Margin to Operating Income (Loss):
Operating income	$7,797	$24,366	$24,580	$41,943
Depreciation and amortization	9,656	8,253	18,926	15,042
General and administrative	19,346	19,799	43,839	37,179
Less:
Net asset optimization (expenses) revenues	(168)	(677)	(361)	(150)
Net, Losses on non-trading derivative instruments	(10,202)	13,322	(31,578)	3,702
Net, Cash settlements on non-trading derivative instruments	4,020	953	11,535	12,230
Retail Gross Margin	$43,149	$38,820	$107,749	$78,382
Retail Gross Margin - Retail Natural Gas Segment	$8,286	$11,189	$36,115	$35,345
Retail Gross Margin - Retail Electricity Segment	$34,863	$27,631	$71,634	$43,037

Contact: Spark Energy, Inc.
Investors:
Robert Lane, 832-200-3727
ir@sparkenergy.com
Media:
Eric Melchor, 281-833-4151